UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

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GANNETT CO., INC.
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The following correspondence was disseminated to Gannett Co., Inc. employees on May 2, 2019.

Dear Colleagues,

Today, proxy advisory firm Institutional Shareholder Services (ISS) issued its report on our ongoing proxy contest with MNG Enterprises.

While ISS recognizes the significant concerns we have raised regarding financing, antitrust and pension issues as it relates to MNG’s unsolicited proposal, ISS recommended that Gannett shareholders use MNG’s blue card to vote FOR Gannett’s director nominees and WITHHOLD votes for two of MNG’s nominees, Heath Freeman and Dana Goldsmith Needleman. The press release we issued, which provides additional information on the ISS recommendation, is attached.

We believe that ISS has reached the wrong conclusion in failing to recommend that Gannett shareholders vote “FOR ALL” of the company’s eight highly experienced independent director nominees. Given each nominee’s close affiliations with MNG and/or its majority shareholder, Alden Global Capital, we believe placing a significantly conflicted and inadequately qualified nominee from MNG on the board would do nothing to further the interests of all Gannett shareholders.

While ISS’ opinion is disappointing, it is important to remember that the recommendations of these proxy advisory firms do not determine the outcome of the vote. Proxy advisory firms provide institutional investors with research, data and recommendations on shareholder votes like this one. It is then up to our shareholders, including you, to decide how they will vote.

If you are a Gannett shareholder, we urge you to vote “FOR ALL” of the company’s eight nominees on the WHITE proxy card and to discard any Blue proxy cards you may receive from MNG. Your vote is very important no matter how many shares you own. If you need any assistance in voting your shares, please call our proxy solicitor, Innisfree M&A Incorporated, toll-free at 1-877-456-3507.

Consistent with our policy, if you receive any inquiries from the media, please refer them to Amber Allman, vice president, corporate communications, at 703-854-5358. Inquiries from analysts or investors should be referred to Stacy Cunningham, vice president, financial planning and investor relations, at investors@gannett.com or 703-854-3168.

With our Annual Meeting two weeks away, members of our board and management team will continue to meet and engage with our shareholders to highlight the progress we are making in our digital transformation strategy and the strength of our actively engaged independent director nominees.

As always, thank you for your continued support and commitment to Gannett.

Sincerely,

Bob Dickey
President and CEO, Gannett